EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2004 relating to the financial statements, which appear in Community Bank System, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Syracuse, New York
October 5, 2004